Exhibit 99.2

FOR IMMEDIATE RELEASE

For further information:

Media contact:

Terry Blake,

Director of corporate communications

651-767-4766

terry.blake@lawson.com

Investor and analyst contact:

Barbara Doyle,

Vice president of investor relations

651-767-4385

barbara.doyle@lawson.com

LAWSON SOFTWARE CO-CHAIRMAN AND EXECUTIVE OFFICERS ADOPT
RULE 10B5-1 STOCK TRADING PLANS

ST. PAUL, Minn. – April 27, 2006 – Lawson Software, Inc. (Nasdaq: LWSN) today announced that H. Richard Lawson, co-chairman and a founder of the company, Robert Barbieri, chief financial officer and executive vice president, and Dean Hager, senior vice president of product management, have each entered into new Rule 10b5-1 plans to sell a portion of their Lawson stock holdings and employee stock options.

As part of his plan, Mr. Lawson may sell up to 3,000,000 of his founder shares during the period from May 2006 through May 2007. In addition, Mr. and Mrs. Lawson today gifted 300,000 shares to Purdue University. The total shares included in the gift and the 10b5-1 plan represent 23 percent of Mr. Lawson’s current stock holdings and 1.7 percent of the issued and outstanding common stock of Lawson Software. The gift and Mr. Lawson’s 10b5-1 plan will be executed in compliance with the restrictions of the lock-up agreement as part of the acquisition of Intentia International, AB.

Mr. Barbieri’s and Mr. Hager’s plans allow an orderly exercise and sale of the underlying shares of the employee stock options granted to them in 2000. As part of his plan, Mr. Barbieri may sell up to 700,000 option-related shares during the two year period from May 2006 through May 2008. Mr. Barbieri also intends to sell before May 1, 2006 an additional 100,000 option-related shares from his 2000 grant. This sale and his two year selling plan represent approximately 60 percent of his total stock holdings and stock options, and 0.4 percent of the total issued and outstanding common stock of Lawson Software. As part of his plan, Mr. Hager may sell up to 190,000 option-related shares during the period from May 2006 through May 2007. This represents approximately 24 percent of his total stock holdings and stock options, and 0.1 percent of the issued and outstanding common stock of Lawson Software.

“There have been no stock sales by current Lawson executive officers for nearly two years,” said Harry Debes, Lawson president and chief executive officer. “These plans allow for an orderly sale of a portion Richard’s founder shares, and for a portion of Bob’s and Dean’s stock options granted back in 2000. The plans are a way to allow these long-time Lawson executives to gradually sell or gift for philanthropic reasons a portion of their Lawson stock holdings.”

The written plans are adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Sales under the plans are made from time to time over the duration of the plans subject to certain price restrictions and other parameters in the plans. The executives may elect to make other stock sales outside of these plans. Executive officer stock transactions will be disclosed publicly through Form 144 and Form 4 filings with the U.S. Securities and Exchange Commission and will be posted on Lawson’s website at www.lawson.com. Rule 10b5-1 of the Securities Exchange Act of 1934 allows insiders and their affiliates to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions when the insider or affiliate may be aware of material non-public information.

About Lawson Software

Lawson Software provides software and service solutions to 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson’s solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management,

Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions help customers simplify their businesses or organizations by streamlining processes, reducing costs and enhancing business or operational performance. Headquartered in St. Paul, Minn., Lawson has offices worldwide. Visit Lawson online at www.lawson.com.

Lawson is a public company traded on the Nasdaq Stock Exchange under the symbol LWSN. Additional information about Lawson is available at www.lawson.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events which occur in the future. In addition to factors discussed above, risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company’s targeted service industries; increased competition and other risk factors listed in the company’s most recent Annual Report on Form 10-K and 10-Q filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.

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